Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2015, relating to the financial statements and financial statement schedule, which appears in Newmont Mining Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 17, 2016.

/s/ PricewaterhouseCoopers LLP

Denver, CO

November 16, 2016